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                                                  EXHIBIT 11.1



                 PACIFIC REHABILITATION & SPORTS MEDICINE, INC.
                    COMPUTATION OF PER SHARE (LOSS) EARNINGS

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                                 Three Months Ended September 30,  Nine Months Ended September 30,
                                --------------------------------  ---------------------------------
                                  1996        1995       1995       1996         1995       1995
                                --------    ---------  ---------  --------     ---------  ---------
                                                         Fully                              Fully
                                             Primary    Diluted                 Primary    Diluted
                                --------    ---------  ---------  --------     ---------  ---------
Actual weighted average
shares outstanding for the
period                            8,287       8,003     8,003       8,181        7,548      7,548

Dilutive common stock
options and warrants using
the treasury stock method             -           218       218        -           248        248

Contingent issuances of
common stock in connection
with acquisitions                     -             -        71        -             -         51

Common stock issuable
pursuant to convertible notes         -
payable                                           59       580         -             59       343
                                  --------     --------- --------- --------     ---------  ---------


  Total shares used in per
  share calculations                8,287      8,280     8,872       8,181       7,855      8,190
                                               -----     -----                   -----      -----
                                               -----     -----                   -----      -----

Net earnings (loss)                (4,829)      $141      $141      (7,511)     $1,382     $1,382
                                                ----      ----                  ------     ------
                                                ----      ----                  ------     ------

Net earnings (loss) per share       ($.58)      $.02      $.02       ($ .92)     $0.18      $0.18
                                                ----      ----                   -----      -----
                                                ----      ----                   -----      -----
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